Exhibit 10.7

[Letterhead of Biogan International, Inc.]

July 19, 2002

Hechi Industrial Co., Ltd.
No. 386, Xinjian Road, Hechi City
Guangxi Zhuang Autonomous Region
People's Republic of China

Dear Sirs:

        We refer to our asset purchase agreement (the "Agreement") made effective July 1, 2000 in respect of the proposed acquisition by Biogan International, Inc. ("Biogan") of certain assets and liabilities of Hechi Industrial Co. Ltd. ("Hechi"). We confirm that, after entering into the Agreement, we were advised by legal counsel that the transactions contemplated in the Agreement did not comply with certain regulatory laws of the People's Republic of China. As a result, we wish to record our agreement to and confirmation of the following:

1.    None of the transactions contemplated by the Agreement have been consummated and the Agreement is hereby terminated. Without limiting the foregoing, the parties confirm that the 31,300 shares of Biogan's Series A Convertible Preferred Stock and 16,800,000 Shares of Biogan's Common Shares proposed to be issued by Biogan to Hechi pursuant to the agreement have not been issued to Hechi.

2.    This letter agreement supercedes all prior discussions and agreements between the signatories hereto with respect to the Agreement.

3.    In addition to this letter agreement, each of Biogan and Hechi hereto shall, from time to time at the request of the other, execute and deliver such other documents and shall take such other action as may be necessary or proper to more effectively carry out the terms of this letter agreement.

Please sign the duplicate copy of this letter and return it to the undersigned to confirm your agreement with the foregoing.

Yours truly,

BIOGAN INTERNATIONAL, INC.
a Delaware corporation

By: /s/ Gilles Laverdiere
Gilles Laverdiere, Vice-Chairman of the Board

Business Address:

813 Beriault Suite 203 Longueil, Quebec Canada J4G 1X7 Attn: Vice-Chairman

Telephone: (450) 651-6701 Facsimile: (450) 651-8049

Agreed this 19th day of July, 2002.

HECHI INDUSTRIAL CO., LTD.
 a company organized under the laws of the
People's Republic of China

By: /s/ Kuang Yihuai
     Kuang Yihuai,
    Chairman of the Board

Business Address:

No. 386, Xinjian Road, Hechi City
Guangxi Zhuang Autonomous Region
People's Republic of China

Telephone: 86-778-2285376
Facsimile: 86-778-2293361